UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 4, 2004

____________________________

ENCORE MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26538 (Commission File Number)	65-0572565 (IRS Employer Identification No.)

9800 Metric Blvd.
Austin, Texas 78758
(Address of principal executive offices and zip code)

(512) 832-9500
(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Agreement and Plan of Merger
Indenture
Registration Rights Agreement
Press Release dated October 5, 2004
Press Release dated October 8, 2004

Item 1.01 Entry into a Material Definitive Agreement.

     On October 4, 2004, Encore Medical Corporation (“Encore”) and certain of its subsidiaries entered into the Indenture and Credit Facility which are described below in Item 2.03. Such information is incorporated by reference herein.

     As part of its acquisition of Empi, Inc. (“Empi”), which is described below in Item 2.01, Encore issued stock options to approximately 70 employees of Empi on October 4, 2004.

     The grants cover options to purchase, in the aggregate, 900,000 shares of common stock of Encore at an exercise price of $5.19 per share, which was the closing price on October 4, 2004. Each option will vest in three equal annual installments beginning October 4, 2005. Any unexercised options expire ten years from the date of the grant. The Empi employee options include an option to purchase 150,000 shares of Encore common stock granted to H. Philip Vierling, Executive Vice President of Encore and President of Empi. All of the terms and conditions of the options will be set forth in stock option agreements to be executed in the near future.

     These options were approved by the Compensation Committee of Encore’s Board of Directors but, as permitted by listing requirements applicable to Nasdaq National Market issuers, have not been voted on by Encore’s stockholders. On October 8, 2004, Encore issued a press release disclosing the new employee inducement grants. The press release is attached hereto as Exhibit 99.2.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On October 4, 2004, Encore completed the acquisition of Empi pursuant to the Agreement and Plan of Merger dated August 8, 2004 among Encore, a wholly owned merger subsidiary, Empi, certain of Empi’s principal shareholders and a representative for Empi equity holders (the “Merger Agreement”). A copy of the Merger Agreement is filed herewith as Exhibit 2.1. Empi is the surviving corporation following the merger and is a wholly owned subsidiary of Encore Medical IHC, Inc., itself a wholly owned subsidiary of Encore. The consideration paid by Encore consisted of approximately $172.7 million payable to the Empi common stockholders and option holders in cash, along with eight million shares of Encore common stock, plus the repayment of approximately $155 million of outstanding Empi debt, for a total purchase price of approximately $362.7 million. Based upon an audited balance sheet as of the closing date (to be prepared within 90 days), the cash portion of the acquisition consideration is subject to adjustment based upon the actual amount of Empi’s cash and cash equivalents, funded debt and net working capital as compared to the estimates of such amounts as of the closing date. The parties have escrowed $5.0 million of the cash portion of the acquisition consideration to fund any downward post-closing adjustments. The eight million shares of Encore common stock representing the stock portion of the consideration paid to Empi’s stockholders are being held in escrow for one year after closing to secure indemnification claims that may be asserted by Encore.

     Pursuant to the Merger Agreement, Encore will provide MPI Holdings, LLC, the representative of the former Empi stockholders, or its designee the right to appoint a non-voting observer to Encore’s Board of Directors so long as MPI Holdings, LLC or its affiliates own at least 5% of Encore’s outstanding common stock. In addition, Encore has agreed to file with the SEC as soon as reasonably practicable a registration statement to cover resales of the shares of Encore common stock forming a portion of the merger consideration.

     Encore financed the cash portion of the purchase price (i) through $150.0 million of term loan borrowings under a new senior secured credit facility, (ii) from the proceeds of $165.0 million of 9 3/4% senior subordinated notes due 2012 issued by Encore’s subsidiary Encore Medical IHC, Inc., and (iii) from available cash.

     Empi is a leading medical device company focused on products used for pain management, orthopedic rehabilitation and physical therapy. It develops, manufactures, markets and distributes a diverse range of non-invasive medical devices and related accessories that are primarily used by patients for at-home therapy. Empi also provides physical therapy equipment and supplies to physicians, physical therapists and other healthcare professionals for use in their clinics.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On September 28, 2004, Encore Medical IHC, Inc. (the “Issuer”), its domestic subsidiaries and its parent company, Encore, entered into a purchase agreement pursuant to which the Issuer agreed to sell $165 million in aggregate principal amount of 9 3/4% senior subordinated notes due 2012 (the “Notes”) to Banc of America Securities LLC and First Albany Capital Inc. (the “Initial Purchasers”) at a purchase price of 96.564% of the principal amount of the Notes. The sale of the Notes closed on October 4, 2004.

     The terms of the Notes, summarized below, are governed by an indenture dated October 4, 2004 among the Issuer, its domestic subsidiaries and Encore, as guarantors, and Wells Fargo Bank, N.A., as trustee (the “Indenture”).

•	Maturity: The Notes will mature on October 1, 2012.

•	Interest Payments: Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2005.

•	Guarantees: Encore and all of the Issuer’s existing and future domestic restricted subsidiaries, including Empi and all of Empi’s domestic subsidiaries are guarantors of the Notes on a senior subordinated basis.

•	Ranking: The Notes and guarantees are unsecured senior subordinated obligations ranking equally with the Issuer’s and the guarantors’ future senior subordinated debt and junior to all of the Issuer’s and the guarantors’ existing and future senior debt, including borrowings and guarantees under the new senior secured credit facility discussed below.

•	Optional Redemption: The Notes will be redeemable, in whole or in part, on or after October 1, 2008 at the prices set forth in the Indenture. In addition, the Issuer may redeem up to 35% of the Notes before October 1, 2007 with net cash proceeds from certain equity offerings.

•	Covenants: The Indenture contains certain covenants that, among other things, limit the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to borrow money; pay dividends on or redeem or repurchase stock; make certain types of investments and other restricted payments; create liens; use assets as security in other transactions; sell certain assets or merge with or into other companies; enter into certain transactions with affiliates; sell stock in restricted subsidiaries; and restrict dividends or other payments from subsidiaries.

•	Events of Default: The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and the invalidity, unenforceability or repudiation of any guarantee. An event of default under the Indenture will allow the noteholders to accelerate, or in certain cases, will automatically cause the acceleration of the amounts due under the Notes.

     In connection with the offering and sale of the Notes, the Issuer and the guarantors also entered into a registration rights agreement, dated as of October 4, 2004, with the Initial Purchasers (the “Registration Rights Agreement”). The Issuer and the guarantors have agreed to use their reasonable best efforts to conduct a registered exchange offer for the Notes or cause to become effective a shelf registration statement providing for resales of the Notes. If these obligations are not satisfied on a timely basis, the Issuer and the guarantors have agreed to pay liquidated damages to holders of the Notes under some circumstances. The Issuer and the guarantors will pay liquidated damages on the Notes if, among other things, they do not:

•	file the required registration statement within 90 days after the issue date;

•	cause the SEC to declare the required registration statement effective within 180 days after the issue date; or

•	complete the offer to exchange the Notes for exchange notes within 30 business days after the date set for the effectiveness of the required registration statement.

     The foregoing descriptions are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively.

     In addition, on October 4, 2004, Encore entered into a new senior credit facility with Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book-running manager and a syndicate of banks, financial institutions and other institutional lenders (the “Credit Facility”). The Credit Facility provides for aggregate borrowings by the Issuer of up to $180.0 million, comprised of a five-year $30.0 million revolving credit facility, and a six-year $150.0 million term loan facility.

     Encore funded a portion of the cash consideration for the Empi acquisition with $150.0 million borrowed under the term loan facility. The revolving credit facility will be used for general corporate purposes, subject to certain limitations.

     The Credit Facility is secured by, among other things:

•	a first priority security interest in substantially all of the Issuer’s assets, including all of its receivables, contracts, contract rights, equipment, intellectual property, inventory and all other tangible and intangible assets of each of Encore and the Issuer’s direct and indirect domestic subsidiaries, subject to certain customary exceptions.

•	a pledge of (i) all of the Issuer’s capital stock and that of any its direct and indirect domestic subsidiaries and (ii) 66% of the capital stock of material first-tier foreign subsidiaries.

     In addition, the Credit Facility is guaranteed by Encore and each of its existing and future direct and indirect domestic subsidiaries.

     All borrowings under the Credit Facility will bear interest at a floating rate, which can be either a LIBOR rate plus an applicable margin or, at the Issuer’s option, an alternative base rate (defined as the higher of (x) the Bank of America prime rate or (y) the federal funds effective rate, plus .50% per annum) plus an applicable margin. The initial applicable margin for LIBOR loans and alternative base loans under the revolving credit facility will be 3.00% and 2.00% per annum, respectively. The applicable margin for LIBOR loans and alternative base loans under term loan borrowings under the senior credit facility will, upon the request of the requisite lenders, be 3.00% and 2.00% per annum, respectively. The interest rate payable under the Credit Facility will increase by 2.0% per annum during the continuance of any event of default.

     For LIBOR loans, the Issuer may select an interest period of one, two, three or six months. Interest will be payable at the end of the selected interest period, but no less frequently than every three months within the selected interest period. The Issuer will also be required to pay a commitment fee of 0.5% per year on the difference between committed amounts and amounts actually borrowed under the revolving credit facility plus any outstanding letter of credit obligations issued under the revolving credit facility.

     Prior to the maturity date, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed, without premium or penalty. The term loan facility will be subject to amortization in quarterly installments of principal in March, June, September and December of each year of the term loan in equal installments, commencing March 30, 2005, of (a) $1,875,000, for each of the first 12 quarterly periods, (b) $3,750,000, for each of the next eight quarterly periods and (c) $24,375,000, for each of the last four quarterly periods, with the last payment due in October 2010. Voluntary prepayments of principal amounts outstanding under the new Credit Facility will be permitted at any time. However, if a prepayment of principal is made with respect to a LIBOR loan on a date other than the last day of the applicable interest period, the Issuer will be required to compensate the lenders for losses and expenses incurred as a result of the prepayment. The Issuer will be required to prepay amounts outstanding under the Credit Facility upon the disposition of certain assets, the issuance of additional debt, certain issuances of equity, or, for each year commencing in 2005, the existence of cash flow in excess of a defined level.

     The Credit Facility contains affirmative and negative covenants including, among others, covenants relating to financial and compliance reporting, covenants restricting Encore, the Issuer and its subsidiaries from incurring certain amounts or types of debt (including guarantees), creating liens, consummating certain transactions (such as dispositions of assets, mergers, acquisitions, reorganizations and recapitalizations), making certain investments and loans, paying dividends and other distributions and entering into transactions with affiliates. The Credit Facility will also impose limitations on capital expenditures and will require the Issuer to meet certain financial tests.

     The Credit Facility also contains customary events of default including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, inability to pay debts and a change of control. An event of default will allow the lenders to accelerate, or in certain cases, will automatically cause the acceleration of, or the maturity of debt under the Credit Facility.

Item 3.02 Unregistered Sales of Equity Securities.

     On October 4, 2004, Encore issued eight million shares of its common stock to the former stockholders of Empi in connection with its acquisition of Empi pursuant to the Merger Agreement described in Section 2.01 above. Encore relied upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended, based upon the small number of Empi shareholders and other factors Encore considered in determining that a public offering was not involved.

Item 7.01 Regulation FD Disclosure.

     On October 5, 2004, Encore issued a press release announcing the closing of the acquisition of Empi. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

     Encore will file by amendment to this report the required financial statements of Empi within 71 days of October 8, 2004.

(b) Pro Forma Financial Information

     Encore will file by amendment to this report the required pro forma financial information within 71 days of October 8, 2004.

(c) Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated August 8, 2004 among Encore Medical Corporation, Encore Medical Merger Sub, Inc., Empi, Inc., MPI Holdings, LLC, and principal shareholders of Empi, Inc. named therein.

Exhibit 4.1	Indenture dated October 4, 2004 among Encore Medical IHC, Inc., as issuer, its domestic subsidiaries and Encore Medical Corporation, as guarantors, and Wells Fargo Bank, N.A., as trustee.

Exhibit 4.2	Registration Rights Agreement dated October 4, 2004 among Encore Medical IHC, Inc., the signatories named therein as guarantors, Banc of America Securities LLC and First Albany Capital Inc.

Exhibit 99.1	Press Release dated October 5, 2004 regarding the closing of Encore’s acquisition of Empi.

Exhibit 99.2	Press Release dated October 8, 2004 regarding Encore’s issuance of stock option grants to Empi employees.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Encore has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE MEDICAL CORPORATION
Date: October 8, 2004	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive Vice President -- General Counsel